EXHIBIT 99.2

                                STATE OF NEW YORK
                        NOTICE OF EFFECTIVE REGISTRATION

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                                     [Seal]
                                STATE OF NEW YORK
                         OFFICE OF THE ATTORNEY GENERAL
 ELIOT SPITZER                                             DIETRICH L. SNELL
Attorney General                                        Deputy Attorney General
                                                     Division of Public Advocacy

                                                          DAVID D. BROWN, IV
                                                            Bureau Chief
                                                    Investment Protection Bureau

                                 (212) 416-8200

                                February 08, 2006

H. Melville Hicks, Jr.
551 Fifth Avenue, Suite 1625
New York, NY 10176-
Attn: H. Melville Hicks, Jr.

Entity Name:            Organic Sales and Marketing
Date Recd:              11/28/2005
File Number:            S31-35-27
Registration Type:      M-11
Fee:                    $1,200.00

Dear Sir/Madam:

This letter is to acknowledge the registration of Organic Sales and Marketing and the receipt of the above filing fee.

The effective registration date is 11/28/2005.

Please note that your registration number MUST appear on all future correspondence.


                                                       Very truly yours,

                                                       INVESTOR PROTECTION &
                                                       SECURITIES BUREAU

                      THIS REGISTRATION EXPIRES FOUR YEARS
                     FROM THE EFFECTIVE REGISTRATION DATE.

                        120 Broadway, New York, NY 10271
            Real Estate Matters * (212) 416-8122 * Fax (212) 416-8179
             Securities Matter * (212) 416-8222 * Fax (212) 416-8816